Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Incentive Stock Plan of Reliv’ International, Inc. of our report dated March 25, 2014 with respect to the consolidated financial statements of Reliv’ International, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri
November 19, 2014